Exhibit 99.1

NEWS RELEASE

9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison (309) 693-5846 John.Robison@rlicorp.com www.rlicorp.com

RLI reports third quarter earnings

PEORIA, ILLINOIS, October 18, 2010 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2010 operating earnings of $25.0 million ($1.19 per share) compared to $25.8 million ($1.18 per share) for the same period in 2009. For the nine months ended September 30, 2010, operating earnings were $77.2 million ($3.64 per share) versus $76.9 million ($3.53 per share) for the same period in 2009.

	Third Quarter
Earnings Per Diluted Share	2010	2009
Operating earnings	$1.19	$1.18
Net earnings	$1.33	$1.42

Highlights for the quarter included:

•                  Operating earnings of $25.0 million ($1.19 per share).

•                  Underwriting income of $21.7 million.

•                  Combined ratio of 83.1.

•                  Book value per share of $43.54, an increase of 11.2% from year end 2009.

•                  Net operating cash flow of $52.4 million.

•                  $20.3 million ($0.62 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Return on equity for the trailing four quarters was 13.8%.

“We posted solid financial results in the third quarter, despite the continued effects of the soft insurance market and the weak economy,” said RLI Corp. President & CEO Jonathan E. Michael. “Our conservative approach to business during the recent financial crisis and economic downturn has served us well.”

“Crop and other assumed property reinsurance supported growth in our Property business. Our Surety group continues to perform well given current economic conditions. Casualty business remained soft, especially for our general liability and transportation product lines. Favorable development in prior years’ loss reserves has positively influenced results for all segments this year,” said Michael.

“Diversification of our products and segments continues to be a focus, as we seek to identify new niche opportunities,” said Michael. “Underwriting profits remain our priority, as evidenced by our excellent combined ratios.”

Third quarter underwriting results

RLI achieved $21.7 million of underwriting income in the third quarter of 2010 on an 83.1 combined ratio, compared to $23.0 million of underwriting income on an 81.3 combined ratio in the same quarter for 2009.

Underwriting Income	Third Quarter
(in millions)	2010	2009
Casualty	$8.9	$17.4
Property	5.3	3.9
Surety	7.5	1.7
Total	$21.7	$23.0

	Third Quarter
Combined Ratio	2010	2009
Casualty	84.5	73.2
Property	89.4	90.2
Surety	63.6	90.6
Total	83.1	81.3

— more –

RLI reported year-to-date underwriting income of $65.2 million, representing an 82.2 combined ratio versus the $63.2 million underwriting income representing an 82.9 combined ratio for the same period last year.

Other income

For the quarter, investment income was $16.8 million compared to $16.3 million for the same period in 2009. For the nine-month period ended September 30, 2010, investment income was $50.1 million versus $50.5 million over the comparable period in 2009.  The investment portfolio’s total return for the quarter was 3.9%; the bond portfolio return was 2.5% and the equity portfolio return was 11.4%. Through nine months, the investment portfolio’s total return was 6.8% with the bond portfolio returning 7.3% and equities returning 4.3%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $58.4 million for the quarter ($2.77 per share) compared to $68.0 million ($3.12 per share) over the same period in 2009. Year-to-date comprehensive earnings were $115.2 million ($5.42 per share), compared to $126.6 million ($5.82 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $1.6 million compared to $1.1 million from the same period last year. For the nine-month period, earnings were $7.3 million versus $5.2 million in 2009.

Other news

The Company paid a third quarter cash dividend of $0.29 per share on October 15, 2010. RLI has paid dividends for 137 consecutive quarters and increased dividends in each of the last 35 years. The Company’s dividend yield would be 1.9%, based on the $1.16 annualized dividend and today’s closing stock price of $59.61.

In the second quarter of 2010, the board of directors approved a $100 million share repurchase program. A total of 35,475 shares were repurchased at an average cost of $56.39 per share ($2.0 million) in the third quarter.  At the end of the quarter, $94.1 million of capacity remained for stock repurchases.

At 10 a.m. CDT tomorrow, October 19, 2010, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned.

Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2009.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 29 of the last 33 years, including the last 14. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact John Robison, Treasurer, Chief Investment Officer at (309) 693-5846 or at John.Robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2010	2009	2010	2009
	3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share	$1.19	$1.18	$3.64	$3.53

Specific items included in operating earnings per share: (1) (2)
• Gain from casualty prior years’ reserve development	$0.52	$0.51	$1.14	$1.34
• Gain/(loss) from property prior years’ reserve development	$0.01	$(0.06)	$—	$(0.18)
• Gain/(loss) from surety prior years’ reserve development	$0.09	$—	$0.26	$(0.01)

(1)         Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)         Reserve development reflect revisions for previously estimated losses.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$128,334	$122,736	4.6%	$366,356	$370,910	-1.2%
Net investment income	16,762	16,295	2.9%	50,127	50,494	-0.7%
Net realized investment gains (losses)	4,527	6,985	-35.2%	15,281	(20,789)
Consolidated revenue	149,623	146,016	2.5%	431,764	400,615	7.8%

Loss and settlement expenses	55,823	47,677	17.1%	155,152	157,678	-1.6%
Policy acquisition costs	40,624	41,627	-2.4%	118,804	121,196	-2.0%
Other insurance expenses	10,161	10,480	-3.0%	27,158	28,814	-5.7%
Interest expense on debt	1,512	1,512	0.0%	4,537	4,537	0.0%
General corporate expenses	2,148	2,177	-1.3%	5,406	5,847	-7.5%
Total expenses	110,268	103,473	6.6%	311,057	318,072	-2.2%

Equity in earnings of unconsolidated investee	1,648	1,120	47.1%	7,327	5,242	39.8%

Earnings before income taxes	41,003	43,663	-6.1%	128,034	87,785	45.8%
Income tax expense	13,038	12,644	3.1%	40,854	24,502	66.7%
Net earnings	$27,965	$31,019	-9.8%	$87,180	$63,283	37.8%
Other comprehensive earnings, net of tax	30,476	36,969	-17.6%	27,986	63,357	-55.8%
Comprehensive earnings	$58,441	$67,988	-14.0%	$115,166	$126,640	-9.1%

Operating earnings:(1)
Net earnings	$27,965	$31,019	-9.8%	$87,180	$63,283	37.8%
Less: Realized investment gains (losses), net of tax	2,942	5,250	-44.0%	9,932	(13,603)
Operating earnings	$25,023	$25,769	-2.9%	$77,248	$76,886	0.5%

Return on Equity:
Net earnings (trailing four quarters)				13.8%	9.3%
Comprehensive earnings (trailing four quarters)				16.9%	16.1%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,090	21,769		21,233	21,760

EPS from operations (1)	$1.19	$1.18	0.8%	$3.64	$3.53	3.1%
Realized gains (losses), net of tax	0.14	0.24	-41.7%	0.47	(0.62)
Net earnings per share	$1.33	$1.42	-6.3%	$4.11	$2.91	41.2%
Comprehensive earnings per share	$2.77	$3.12	-11.2%	$5.42	$5.82	-6.9%
Cash dividends per share	$0.29	$0.27	7.4%	$0.86	$0.80	7.5%

Net Cash Flow provided by Operations	$52,408	$46,845	11.9%	$87,867	$108,445	-19.0%

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,543,769	$1,485,347	3.9%
(amortized cost - $1,466,506 at 9/30/10)
(amortized cost - $1,452,084 at 12/31/09)
Equity securities	301,594	262,693	14.8%
(cost - $217,014 at 9/30/10)
(cost - $177,681 at 12/31/09)
Short-term investments	133,018	104,462	27.3%
Total investments	1,978,381	1,852,502	6.8%

Premiums and reinsurance balances receivable	99,703	83,961	18.7%
Ceded unearned premiums	61,037	65,379	-6.6%
Reinsurance recoverable on unpaid losses	337,304	336,392	0.3%
Deferred acquisition costs	77,766	75,880	2.5%
Property and equipment	18,097	19,110	-5.3%
Investment in unconsolidated investee	51,154	44,286	15.5%
Goodwill	26,214	26,214	—
Other assets	23,919	34,929	-31.5%
Total assets	$2,673,575	$2,538,653	5.3%

Unpaid losses and settlement expenses	$1,170,246	$1,146,460	2.1%
Unearned premiums	319,301	312,527	2.2%
Reinsurance balances payable	22,432	22,431	0.0%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	41,277	24,299	69.9%
Accrued expenses	32,912	41,835	-21.3%
Other liabilities	75,234	58,851	27.8%
Total liabilities	1,761,402	1,706,403	3.2%
Shareholders’ equity	912,173	832,250	9.6%
Total liabilities & shareholders’ equity	$2,673,575	$2,538,653	5.3%

OTHER DATA

Common shares outstanding (in 000’s)	20,948	21,265
Book value per share	$43.54	$39.14	11.2%
Closing stock price per share	$56.62	$53.25	6.3%
Cash dividends per share (annualized)	$1.15	$1.08	6.5%
Statutory Surplus	$814,214	$784,161	3.8%

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2010

Gross premiums written	$78,789		$53,930		$24,687		$157,406
Net premiums written	56,061		40,545		22,298		118,904
Net premiums earned	57,491		50,167		20,676		128,334
Net loss & settlement expenses	28,222	49.1%	27,804	55.4%	(203)	-1.0%	55,823	43.5%
Net operating expenses	20,363	35.4%	17,075	34.0%	13,347	64.6%	50,785	39.6%
Underwriting income	$8,906	84.5%	$5,288	89.4%	$7,532	63.6%	$21,726	83.1%

2009

Gross premiums written	$83,337		$51,177		$25,406		$159,920
Net premiums written	59,274		38,018		21,874		119,166
Net premiums earned	64,794		39,829		18,113		122,736
Net loss & settlement expenses	24,243	37.4%	19,379	48.7%	4,055	22.4%	47,677	38.8%
Net operating expenses	23,221	35.8%	16,536	41.5%	12,350	68.2%	52,107	42.5%
Underwriting income	$17,330	73.2%	$3,914	90.2%	$1,708	90.6%	$22,952	81.3%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2010

Gross premiums written	$231,917		$188,071		$69,690		$489,678
Net premiums written	169,378		145,510		62,585		377,473
Net premiums earned	174,934		132,133		59,289		366,356
Net loss & settlement expenses	91,377	52.2%	62,091	47.0%	1,684	2.8%	155,152	42.4%
Net operating expenses	59,866	34.2%	47,373	35.9%	38,723	65.3%	145,962	39.8%
Underwriting income	$23,691	86.4%	$22,669	82.9%	$18,882	68.1%	$65,242	82.2%

2009

Gross premiums written	$254,933		$163,959		$68,336		$487,228
Net premiums written	186,732		122,301		56,897		365,930
Net premiums earned	202,766		115,394		52,750		370,910
Net loss & settlement expenses	96,718	47.7%	49,769	43.1%	11,191	21.2%	157,678	42.5%
Net operating expenses	68,668	33.9%	46,354	40.2%	34,988	66.3%	150,010	40.4%
Underwriting income	$37,380	81.6%	$19,271	83.3%	$6,571	87.5%	$63,222	82.9%